EXHIBIT 21

SUBSIDIARIES OF REGISTRANT

Listed below are the principal subsidiaries of the Company and the percentage of voting securities owned by the Company. The Company's other subsidiaries, taken in the aggregate, would not constitute a significant subsidiary.

                                   Jurisdiction in which           Percentage of
                                 Incorporated or Organized             Voting
                                                                     Securities
                                                                        Owned
SCI Systems (Alabama), Inc.             Alabama                         100%
SCI Technology, Inc.                    Alabama                         100%
SCI Enclosures, Inc.                    Delaware                        100%
SCI Foreign Sales, Inc                  U.S. Virgin islands             100%
SCIMEX, Inc.                            Alabama                         100%
SCI Systems de Mexico S.A. de C.V.      Mexico                          100%
SCI Holdings, Inc.                      Delaware                        100%
SCI Manufacturing
   Singapore Pte. Ltd.                  Singapore                       100%
SCI Systems (Thailand)
   Limited                              Thailand                        100%
SCI Irish Holdings                      Republic of Ireland             100%
SCI Ireland Limited                     Republic of Ireland             100%
SCI Systems Canada, Inc.                Canada                          100%
Newport, Inc.                           Georgia                         100%
SCI Holding France, S.A.                France                          100%
SCI France, S.A.                        France                          100%
SCI Manufacturing
   (Malaysia) SDN BHD                   Malaysia                        100%
SCI Funding, Inc.                       Delaware                        100%
SCI Hungary Ltd.                        Hungary                         100%
Advanced Electronic
   Technology, LTDA.                    Brazil                          100%
Advanced Electronic
   Integration, LTDA.                   Brazil                          100%
SCI Systems Finland Oy                  Finland                         100%
SCI Systems Sweden AB                   Sweden                          100%
SCI Systems Spain S.A.                  Spain                           100%
AET Holland, C.V.                       The Netherlands                 100%
SCI Netherlands Holding B.V.            The Netherlands                 100%
SCI Netherlands                         The Netherlands                 100%
Interagency, Inc.                       Delaware                        100%
SCI Services de Mexico, S.A. de C.V.    Mexico                          100%
AET Holdings Limited                    Mauritius                       100%
SCI Systems (Kunshan) Co., Ltd.         Peoples's Republic of China     100%
SCI Brockville Corp.                    Canada                          100%
SCI Brock Telecom Limited               Canada                          100%
SCI Systems Israel Ltd.                 Israel                           90%
SCI Systems Tel Aviv Ltd.               Israel                           90%
SCI Australia Holdings Pty Ltd.         Australia                       100%
SCI Systems Belgium S.P.R.L.            Belgium                         100%


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